CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.1201 and Amendment No.1203 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated June 29, 2026 on the financial statements and financial highlights of the Vox Populi ETF, a series of the Advisors Series Trust, appearing in Form N-CSR for the year ended April 30, 2026, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 26, 2026